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                                  EXHIBIT 10.7

                                    AGREEMENT

         Agreement made effective November 7, 1997, between BHL Capital Corporation ("BHL Capital"), a South Dakota corporation having its principal office at 3290 Lien Street, P.O. Box 505, Rapid City, South Dakota 57709, and Concorde Gaming Corporation (and its wholly-owned subsidiaries, collectively "Concorde'), having its principal office at 3290 Lien Street, Rapid City, South Dakota.

                                    RECITALS

         WHEREAS, Concorde is engaged in the general business of owning and operating gaming companies, one of which is a partner in a joint venture ("Joint Venture") in Miami, Florida, that intends to own and operate a gaming vessel off the coast of Florida; and

         WHEREAS, Concorde desires to obtain funds and commercial credit for operation of its business against its future revenues from the Joint Venture and its other gaming operations; and

         WHEREAS, BHL Capital has allowed Concorde to use certain real estate that BHL Capital owns, referred to herein as "Copper Oaks", as collateral for some of Concorde's financing with the understanding that it will receive certain fees, as described below, for doing so.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

         1. COMPENSATION. Concorde hereby agrees to pay BHL Capital on the first business day of each month $10,625.00 for as long as Concorde uses Copper Oaks as collateral for Concorde's financing. The fees shall equal $349.32 per day and the monthly payment shall be pro rata in the event Copper Oaks is released as collateral during a partial month.

         2. TAXES. If at anytime BHL Capital shall be required to pay any state, federal, or local sales or excise tax on sales or services performed hereunder, the amount of the tax so paid by BHL Capital shall be charged to Concorde's account.

         3. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon the parties hereto and their successors and assigns.

         In witness whereof, the parties have executed this agreement at 3290 Lien Street, Rapid City, South Dakota effective the day and year first written above.

BHL CAPITAL CORPORATION                CONCORDE GAMING CORPORATION


/s/ Bruce H. Lien                      /s/ Jerry L. Baum
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Bruce H. Lien, President               Jerry L. Baum, CEO & President